Exhibit 5.1

31 January 2017

Tsakos Energy Navigation Limited

367 Syngrou Avenue

175 64 P. Faliro

Athens

Greece

Dear Sirs,

Re:	Tsakos Energy Navigation Limited (the “Company” )

We have acted as special Bermuda legal counsel to the Company in connection with the issuance and sale by the Company of up to an aggregate of US$40,000,000 of the Company’s Common Shares with a par value of US$1.00 per share (the “Common Shares”), the Company’s 8.00% Series B Cumulative Redeemable Perpetual Preferred Shares with a par value of US$1.00 per share (the “Series B Preferred Shares”), the Company’s 8.875% Series C Cumulative Redeemable Perpetual Preferred Shares with a par value of US$1.00 per share (the “Series C Preferred Shares”) and the Company’s 8.75% Series D Cumulative Redeemable Perpetual Preferred Shares with a par value of US$1.00 per share (the “Series D Preferred Shares” and, together with the Common Shares, the Series B Preferred Shares and the Series C Preferred Shares, the “Shares”), from time to time in at-the-market transactions, block trades or negotiated transactions (the “Offering”) as described in the prospectus supplement (the “Prospectus Supplement”) to the prospectus (the “Prospectus”) included in the Registration Statement on Form F-3 (File No. 333-196839) and pursuant to an at-the-market equity offering sales agreement between (i) the Company; (ii) Stifel, Nicolaus & Company, Incorporated (“SNC”); and (iii) DNB Markets, Inc. (“DNB”) (SNC and DNB hereinafter referred to collectively as the “Agent”), dated 31 January 2017 (the “Agreement”).

For the purposes of giving this opinion, we have examined electronic copies of:

(i)

the base prospectus of the Company (the “Base Prospectus”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) included in a registration statement on Form F-3 (Registration No. 333-196839)

(the “Registration Statement” which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed with the U.S. Securities and Exchange Commission on August 1, 2014 relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of up to US$500,000,000 of securities; and

(ii)	a prospectus supplement dated 31 January 2017 (the “Prospectus Supplement”) relating to the Shares (collectively, with the Base Prospectus included in the Registration Statement, referred to herein as the “Prospectus”);

(iii)	an executed copy of the Agreement;

(iv)	a Certificate of Compliance issued by the Bermuda Registrar of Companies in respect of the Company dated 27 January 2017; and

(v)	an Incumbency Certificate issued on behalf of the Company by the secretary of the Company dated 31 January 2017.

We have also reviewed the following documents all certified as true by the secretary of the Company on January 31, 2017: (i) the certificate of incorporation, the memorandum of association and the bye-laws of the Company, (ii) extracts from minutes of the meetings of the Company’s directors held on September 28, 2005 relating to the offering of the Company’s Common Shares; (iii) resolutions adopted by the Shareholders’ of the Company on May 8, 2013; (iv) unanimous written resolutions of the Board of Directors of the Company dated September 21, 2012, approving the establishment of a committee of the Board of Directors with authority to issue and sell, from time to time, amongst other things, preference shares, and to determine the special rights and restrictions attaching to them and appointing D. John Stavropoulos, Michael Jolliffe and Nikolas Tsakos as the committee (the “Pricing Committee”); (v) unanimous written resolutions of the Pricing Committee of the Board of Directors of the Company dated May 2, 2013 authorizing the issuance of the Class B Preferred Shares and including a Certificate of Designation of the terms of Series B Preferred Shares; (vi) unanimous written resolutions of the Pricing Committee of the Board of Directors of the Company dated September 26, 2013 authorizing the issuance of Class C Preferred Shares and including a Certificate of Designation of the terms of Series C Preferred Shares; (vii) unanimous written resolutions of the Board of Directors of the Company dated June 12, 2014 appointing the new pricing committee and appointing Efstratios Georgios Arapoglou, Michael Jolliffe and Nikolas Tsakos as the new pricing committee (“NPC”) with authority to issue and sell, amongst other things, preference shares and to determine the special rights and restrictions attaching to the them; (viii) unanimous written resolutions of the NPC of the Board of Directors of the Company dated April 22, 2015 authorizing the issuance of the Class D Preferred Shares and including a Certificate of Designation of the terms of Series D Preferred Shares , (viii) unanimous written resolutions of the NPC of the Board of Directors of the Company dated 25 January 2017 authorizing the Offering and certain related matters including the Company’s entry into and execution of the Agreement (items (ii) through (viiii) are referred to herein as the “Resolutions”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below. We have also reviewed a copy of the applicable permission letter from the Bermuda Monetary Association (“BMA”) dated 9 May 2008 in respect of the Company (the “Company BMA Letter”).

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus, the Agreement and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, and (f) that upon issue of any shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Prospectus and the Offering of the Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	When issued and paid for as contemplated by the Registration Statement, the Prospectus and the Agreement, the Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited